EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scrap China Corporation and subsidiaries, (the “Company”) on 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Paul Roszel President, and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 6, 2010	/s/ Paul Roszel
Paul Roszel
President, Chief Executive Officer